UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 15, 2009

Dot VN, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53367	20-3825987
(Commission File Number)	(IRS Employer Identification No.)

000-53367
(Commission File Number)

20-3825987
 (IRS Employer Identification No.)

9449 Balboa Avenue, Suite 114, San Diego, California  92123
 (Address of principal executive offices and Zip Code)

(858) 571-2007
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 15, 2009, Dot VN, Inc. (the “Company”) and Thomas Johnson, the Company’s Chief Executive Officer and Chairman of the Board of Directors agreed to a thirty day extension of the 100% Convertible Promissory Note dated August 14, 2008 in the principal amount of $2,160,767.  The due date was amended from February 15, 2009 to March 17, 2009 with no other changes to the terms or conditions of the note.

On February 15, 2009, the Company and Lee Johnson, the Company’s President, Chief Technology Officer, Chief Financial Officer and a Director agreed to a thirty day extension of the 100% Convertible Promissory Note dated August 14, 2008 in the principal amount of $2,160,767.  The due date was amended from February 15, 2009 to March 17, 2009 with no other changes to the terms or conditions of the note.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 15, 2009, the Company and Thomas Johnson, the Company’s Chief Executive Officer and Chairman of the Board of Directors agreed to a thirty day extension of the 100% Convertible Promissory Note dated August 14, 2008 in the principal amount of $2,160,767.  The due date was amended from February 15, 2009 to March 17, 2009 with no other changes to the terms or conditions of the note.

On February 15, 2009, the Company and Lee Johnson, the Company’s President, Chief Technology Officer, Chief Financial Officer and a Director agreed to a thirty day extension of the 100% Convertible Promissory Note dated August 14, 2008 in the principal amount of $2,160,767.  The due date was amended from February 15, 2009 to March 17, 2009 with no other changes to the terms or conditions of the note.

The notes made August 14, 2008, and extended on February 15, 2009, each contain the same terms and conditions, shall accrue interest at a rate of 8% per annum, and all outstanding principal and accrued and unpaid interest may be converted into common stock of the Company at $1.43 per share (the “Conversion Price”).  The Conversion Price shall be adjusted downward in the event the Company issues common stock (or securities exercisable for or convertible into or exchangeable for common stock) at a price below the Conversion Price, to a price equal to such issue price.  The August 14, 2008 notes replaced notes with materially the same terms and conditions, held by each of Thomas Johnson and Lee Johnson that expired August 1, 2008 and originally issued in consideration for, and in satisfaction of, accrued salary and interest accruing since January 31, 2003 through June 30, 2007 by each of Thomas Johnson and Lee Johnson under their respective employment agreements with the Company.

Item 9.01	Financial statements and Exhibits

(d)  Exhibits

The following exhibits are filed as part of this report:

No.	Description

10.29	February 15, 2009 amendment to 100% Convertible Promissory Note dated August 14, 2008 made by the Company to Thomas Johnson
10.30	February 15, 2009 amendment to 100% Convertible Promissory Note dated August 14, 2008 made by the Company to Lee Johnson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOT VN, INC. (Registrant)

Date: February 19, 2009	By:	/s/ Louis P. Huynh
Name: Louis P. Huynh
Title: General Counsel, Executive Vice President of Operations and Business Development, and Corporate Secretary

No.	Description

10.29	February 15, 2009 amendment to 100% Convertible Promissory Note dated August 14, 2008 made by the Company to Thomas Johnson
10.30	February 15, 2009 amendment to 100% Convertible Promissory Note dated August 14, 2008 made by the Company to Lee Johnson